Exhibit 107
Calculation of Filing Fee Table
Rule 424(b)(2)
(Form Type)
Capital Southwest Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Being Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to be Paid	Debt	5.125% Convertible Notes due 2029	457(o)[1]			$171,811,640.70	0.0001531	$26,304.37

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)			$58,188,359.30			N-2	333-259455	October 29, 2021	$6,348.35

Total Offering Amount						$230,000,000		$32,652.72 [2]

Total Fees Previously Paid								$6,348.35

Total Fee Offsets								--

Net Fee Due								$26,304.37 [2]

1The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 456(b) and 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, Capital Southwest Corporation (the “Registrant”) initially deferred payment of all of the registration fees relating to the Registrant’s Registration Statement No. 333-282873, which was filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2024 and automatically became effective upon filing with the SEC (the “Registration Statement”). This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Filing Fee Table” in the Registration Statement. The prospectus supplement to which this exhibit is attached is a prospectus for the Registrant’s offering of $200,000,000 principal amount of the Registrant's 5.125% Convertible Notes due 2029, plus up to an additional $30,000,000 principal amount to solely cover over-allotments (the "Notes").
2Certain of the Notes being offered under this prospectus supplement represent unsold securities previously registered on the Registrant’s Registration Statement on Form N-2 (File No. 333-259455) (the “Prior Registration Statement”) filed with the SEC on October 29, 2021. As of the date the Registration Statement became effective, the maximum aggregate offering amount of the unsold securities registered pursuant to the Prior Registration Statement (the “Unsold Securities”) was $636,599,625. The Registrant previously paid a filing fee in the aggregate of $69,453.02 relating to the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement was deemed terminated as of the effective date of the Registration Statement. As of the date hereof, filing fees in the aggregate of $6,348.35 paid in connection with the Unsold Securities remained available to be carried forward pursuant to Rule 415(a)(6) under the Securities Act.